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                                                                      Exhibit 22

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors and Shareholders
Federated Department Stores, Inc.


We consent to the incorporation by reference in the registration statement (No. 333-44373) on Form S-8 and registration statement (No. 333-34321) on Form S-3 of Federated Department Stores, Inc. of:

o our report dated March 2, 1999, relating to the consolidated balance sheets of Federated Department Stores, Inc. and subsidiaries as of January 30, 1999 and January 31, 1998 and the related consolidated statements of income and cash flows for the fifty-two week periods ended January 30, 1999, January 31, 1998 and February 1, 1997, which report appears in the January 30, 1999 annual report on Form 10-K of Federated Department Stores, Inc.; and

o our report dated January 20, 1999 relating to the consolidated statements of financial position of Fingerhut Companies, Inc. as of December 25, 1998 and December 26, 1997 and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the fiscal years in the three-year period ended December 25, 1998, which report appears in the March 18, 1999 Form 8-K of Federated Department Stores, Inc.




KPMG LLP
Cincinnati, Ohio
April 19, 1999